                          THIRD MODIFICATION AGREEMENT

         THIS THIRD MODIFICATION AGREEMENT (the "Third Modification") is entered into as of June 15, 2001, by and among BLUE RHINO CORPORATION ("Borrower"), USA LEASING, LLC ("USA"), RHINO SERVICES, LLC ("Services"), CPD ASSOCIATES, INC. ("CPD"), QUICKSHIP, INC. ("Quickship") UNIFLAME CORPORATION ("Uniflame" and, collectively with USA, Services, CPD and Quickship, the "Guarantors") and BANK OF AMERICA, N. A. ("Bank").


                                    RECITALS

         A. Bank has made revolving loans (the "Revolver") to Borrower pursuant to the terms of: (a) that certain Second Amended and Restated Loan Agreement between Bank and Borrower dated as of June 30, 2000 (as amended from time to time, the "Loan Agreement") (unless otherwise defined herein, all capitalized terms shall have the meaning ascribed to them in the Loan Agreement); (b) that certain promissory note (the "Revolver Note") executed by Borrower in favor of Bank and dated as of June 30, 2000 in the original principal amount of up to $38,000,000; and (c) that certain Borrowing Base Agreement between Bank and Borrower dated as of June 30, 2000 (as amended from time to time, the "Borrowing Base Agreement").

         B. Bank has also made revolving seasonal loans (the "Overline") to Borrower pursuant to the terms of: (a) the Loan Agreement and the Borrowing Base Agreement; and (b) that certain promissory note (the "Overline Note") executed by Borrower in favor of Bank and dated as of June 30, 2000 in the original principal amount of up to $10,000,000.

         C. Bank and Borrower also have entered into an ISDA Master Agreement and a certain Confirmation dated July 5, 2000 (collectively, the "SWAP Agreement").

         D. Each of the Guarantors is a wholly-owned subsidiary of the Borrower and has previously executed a guaranty agreement guaranteeing all obligations of Borrower to Bank.

         E. Pursuant to the terms of that certain letter agreement dated as of October 24, 2000, among Borrower, Bank and the Guarantors (the "Forbearance Letter"), Bank agreed to forbear through November 29, 2000, from exercising any of its remedies which arose due to the existence of certain events of default identified in the Forbearance Letter.

         F. Pursuant to the terms of the Forbearance Letter, the maturity date of the Overline Note was changed to November 30, 2000 (the "Overline Maturity Date"), and Borrower failed to pay all amounts due under the Overline Note to Bank on or before the Overline Maturity Date.

         G. The failure to pay all amounts due on the Overline Note on or before the Overline Maturity Date constitutes an Event of Default (the "Overline Maturity Default") under the Loan Agreement.

         H. Pursuant to the cross-default provisions of Section 8 of the Loan Agreement and of the Revolver Note, the Overline Maturity Default also constitutes an Event of Default under the Revolver Note and the other Loan Documents (the "Revolver Cross-Default").

         I. Borrower also is in default under the Loan Agreement as a result of its failure to maintain (collectively, the "Existing Covenant Defaults"):

                  (a) a maximum total liabilities to Tangible Net Worth ratio of
         2.75 to 1.0 from August 1, 2000, to October 30, 2000, as required by
         Section 6.A.(i) of the Loan Agreement;

                  (b) a maximum Funded Debt to EBITDA no greater than (i) 3.75 to 1.0 from August 31, 2000, to October 30, 2000, and (ii) 3.50 to 1.0 from October 31, 2000, to January 30, 2001, each as required by Section 6.A.(ii) of the Loan Agreement; and

                  (c) a minimum Cash Flow Coverage Ratio of 1.2 to 1.0 at each fiscal quarter end after June 30, 2000, each as required by Section 6.A.(iii) of the Loan Agreement.

         J. The Overline Maturity Default, the Revolver Cross-Default and the Existing Covenant Defaults are referred to herein collectively as the "Acknowledged Events of Default."

         K. The Bank, the Borrower and the Guarantors previously entered into
(i) that certain Forbearance and Modification Agreement dated as of January 31, 2001 (the "First Forbearance Agreement"), (ii) that certain Second Forbearance and Modification Agreement dated as of March 1, 2001 (the "Second Agreement"),
(ii) that certain Third Forbearance Agreement dated as of May 1, 2001 (the "Third Forbearance Agreement"), and under which the Bank agreed to forbear through June 30, 2001 from exercising any of its rights and remedies arising from the existence of the Acknowledged Events of Default, and agreed to continue honoring Borrower's requests for advances under the Revolver pursuant to the terms of the Loan Documents.

         L. Notwithstanding the existence of the Acknowledged Events of Default, Borrower and the Guarantors have asked Bank to modify the Loan Agreement, the Borrowing Base Agreement and the Revolver Note and to continue extending credit under the Revolver Note and to allow Borrower to borrow funds from Allied Capital Corporation ("Allied") on a subordinated basis in order to fund, in part, repayment of Borrower's obligations under the Overline Note and the Revolver Note.

         M. Bank has agreed to do so, but only upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by all parties, the parties hereto agree as follows:

         1. Estoppel and Acknowledgments. As of June 12, 2001, the outstanding principal balance of the Revolver Note was no less than $38,000,000, and the outstanding principal balance of the Overline Note was no less than $7,746,746, which amounts constitute valid and subsisting obligations of Borrower to Bank that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. Borrower acknowledges and affirms its obligations under the Loan Documents. The Borrower and each of the Guarantors acknowledge the existence of, and its receipt of notice of, the Acknowledged Events of Default.

         2. Payments Against Overline Note and Revolver Note from Proceeds of Allied Loan. Bank expressly consents to Borrower's and Guarantors' entering into that certain Investment Agreement by and among, Borrower, Guarantors and Allied Capital Corporation ("Allied") dated as of June 15, 2001, which provides, inter alia, for Allied to invest $15,000,000 in Borrower and Guarantors in exchange for senior subordinated debentures and warrants (the "Allied Investment"). Bank further waives any default under the Loan Documents arising from Borrower's and Guarantors' borrowing of funds under the Allied Investment. Concurrent with the execution and delivery of this Third Modification, from the net proceeds of the Allied Investment, Borrower will use $4,500,000 to pay down the outstanding balance due under the Overline Note and will use the balance of the funds to pay down the outstanding balance due under the Revolver Note.

         3. Payments Against Overline Note from Proceeds Sale/Leaseback. In the event that Borrower proceeds with and completes a sale and leaseback of or, in the alternative, a conventional real estate financing transaction secured by, the assets of R-4 Technical Center-North Carolina, LLC, a Delaware limited liability company (the "R-4 Transaction"), Borrower will use all net proceeds from that transaction (and, if necessary, additional funds from other sources) to satisfy the remaining balance due under the Overline Note.

         4. No Further Borrowing Under Overline Note. Notwithstanding the $10,000,000 original principal amount of the Overline Note, as of the date of this Agreement the Overline Committed Amount is no more than $7,746,746. Borrower will not request, and Bank does not have any obligation to make, any further advances under the Overline Note. Any amounts received by Bank and applied to reduce the outstanding principal balance due under the Overline Note will be permanent reductions to the Overline Committed Amount. Bank will apply all amounts received from Borrower against the outstanding balance due under the Revolver Note, except that the following amounts may be applied against the outstanding balance due under the Overline Note: (a) $4,500,000 of the proceeds of the Allied Investment, (b) the proceeds of any R-4 Transaction, (c) any amount received from Borrower for payment of outstanding interest due under the Overline Note, (d) any amount received with a request or instruction of the Borrower that the amount be applied against the outstanding principal balance due under the Overline Note, and (e) any amount received after any default under the Revolver Note, the Overline Note, the Loan Agreement or any other loan document.

         5. Notice of Holder(s) of Allied Investment. Borrower will provide Bank notice of each holder of the Allied Investment, upon incurrence of the Allied Investment indebtedness and upon each transfer of which Borrower has received written notice, if any, of all or any portion of the Allied Investment Indebtedness. Such notice shall include the name, address, telephone number and telefax number of each such holder.



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

         6. Acknowledgement of Lock Box Arrangement. To the extent not already in place to the satisfaction of Bank, in its sole and independent discretion, Borrower will establish and maintain at Bank one or more special lock box or blocked accounts (collectively, the "Lock Box Account") for the collection of the Accounts Receivable. The Lock Box Account will be subject to the Bank's standard terms and conditions for such an account. Borrower will direct and instruct its account debtors in writing to remit payment of any Accounts Receivable to the Lock Box Account. If Borrower receives any checks or other remittances against Accounts Receivable, it will hold such funds in trust for benefit of Bank and, as promptly as possible, will deliver and turn over such items to Bank in the identical form received (except for any necessary endorsement). Borrower will have no right to receive funds from the Lock Box Account. Bank will apply the proceeds from the Lock Box Account to the outstanding indebtedness due under the Revolver.

         7. Extension Fee. Concurrent with the execution and delivery of this Third Modification, Borrower will pay Bank an extension fee (the "Extension Fee") in the amount of $280,000.

         8. Modifications to Revolver Note. The Revolver Note is modified as follows:

                  a. In the upper, right-hand corner of the first page of the Revolver Note, the phrase "Maturity Date: NOVEMBER 30, 2001" is deleted and is replaced with the phrase "Maturity Date: December 31, 2002."

                  b. Section 1 of the Revolver Note is modified to read in its entirety as follows:

         1. RATE.

                  PRIME RATE. The Rate shall be the Prime Rate plus two percent (2%) per annum; provided, however, that the Rate from and after December 31, 2001, shall be the Prime Rate plus three percent (3%) per annum in the event that the total of the Revolving Committed Amount and the Overline Committed Amount (as each is defined in the Loan Agreement) exceeds $28,000,000 on December 31, 2001. The "Prime Rate" is the fluctuating rate of interest established by Bank from time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by Bank as an index and may or may not at any time be the best or lowest rate charged by Bank on any loan.

         Notwithstanding any provision of this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of North Carolina; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank.

                  c. Section 4 of the Revolver Note is modified to read in its entirety as follows:



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

         4. PAYMENT SCHEDULE. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Bank shall determine at its option. Principal shall be paid in one installment of all principal outstanding on December 31, 2002. Interest thereon shall be paid monthly, commencing on July 2, 2001, and continuing on the same day of each successive month thereafter, with a final payment of all interest at the stated maturity of this Note.

         [X] OTHER. This is the "Revolver Note" described in the Second Amended and Restated Loan Agreement dated June 30, 2000, to which reference is hereby made for additional provisions affecting this Note.

         9. Modifications to Overline Note. The Overline Note is modified as follows:

                  a. In the upper, right-hand corner of the first page of the Overline Note, the phrase "Maturity Date: NOVEMBER 30, 2001" is deleted and is replaced with the phrase "Maturity Date: December 31, 2002."

                  b. Section 1 of the Overline Note is modified to read in its entirety as follows:

         1. RATE.

                  PRIME RATE. The Rate shall be the Prime Rate plus two percent (2%) per annum; provided, however, that the Rate from and after December 31, 2001, shall be the Prime Rate plus three percent (3%) per annum in the event that the total of the Revolving Committed Amount and the Overline Committed Amount (as each is defined in the Loan Agreement) exceeds $28,000,000 on December 31, 2001. The "Prime Rate" is the fluctuating rate of interest established by Bank from time to time, at its discretion, whether or not such rate shall be otherwise published. The Prime Rate is established by Bank as an index and may or may not at any time be the best or lowest rate charged by Bank on any loan.

         Notwithstanding any provision of this Note, Bank does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of North Carolina; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Bank.

                  c. Section 4 of the Overline Note is modified to read in its entirety as follows:



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

         4. PAYMENT SCHEDULE. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Bank shall determine at its option. Principal shall be paid in one installment of all principal outstanding on December 31, 2002. Interest thereon shall be paid monthly, commencing on July 2, 2001, and continuing on the same day of each successive month thereafter, with a final payment of all interest at the stated maturity of this Note.

         [X] OTHER. This is the "Overline Note" described in the Second Amended and Restated Loan Agreement dated June 30, 2000, to which reference is hereby made for additional provisions affecting this Note.

                  d. Section 5 of the Overline Note is modified to read in its entirety as follows:

         5. REVOLVING FEATURE TERMINATED. Notwithstanding any other provisions of this Note or any other documents executed in connection with this Note, Bank has no further obligation to make any further advances under this Note after November 30, 2000.

         10. Modifications to the Loan Agreement. The Loan Agreement is modified as follows:

                  a. Sections 1.G. and 1.S. of the Loan Agreement are modified to read in their entirety as follows:

                  G. EBITDA. Earnings before interest expense, taxes, depreciation and amortization and any non-cash gain or loss attributable to Borrower's investment in the Bottling Company and any non-recurring losses, excluding any original issue discounts for any warrants issued by Borrower.

                  S. TANGIBLE NET WORTH. The amount of Borrower's shareholder equity, determined in accordance with GAAP, minus goodwill.

                  b. Sections 2(A)(i) and 2(A)(ii) of the Loan Agreement are modified to read in their entirety as follows:

         A. Revolving Line of Credit. (i) Subject to the terms hereof, Bank agrees to extend a revolving line of credit (the "Revolver") to Borrower, in the original principal amount of up to Thirty Eight Million and no/100 Dollars ($38,000,000.00) through December 31, 2002, for the purpose of financing and increasing the Borrower's revolving line of credit, financing Borrower's short term working capital needs, including but not limited to payments under letters of credit issued for the benefit of Borrower, and financing acquisitions by Borrower.


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

         The amount of Bank's agreement to lend pursuant to the Revolver (the "Revolving Committed Amount") will be reduced permanently by any prepayment of principal prior to the Revolver Maturity Date that Borrower and Bank mutually agree in writing is to be applied as a permanent reduction of the Revolving Committed Amount. The Revolver will be available during the period commencing on the date hereof and continuing until December 31, 2002 (which date, as extended in accordance with the terms hereof, shall be the "Revolver Maturity Date"). Borrower may from time to time borrow, repay and re-borrow, subject to the Borrowing Base Agreement attached hereto as Exhibit "A" and by reference made a part hereof, and the Borrowing Base set forth therein (the "Borrowing Base"). It is provided, however, that the aggregate face amount of letters of credit issued by Bank for the account of Borrower pursuant to the Revolver shall not at any time exceed Ten Million and no/100 Dollars ($10,000,000.00). Borrower shall execute and deliver to Bank a promissory note (the "Revolver Note") in the principal amount of Thirty Eight Million and no/100 Dollars ($38,000,000.00), which Revolver Note shall bear interest and be payable in accordance with the terms set forth hereinbelow.

                  (ii) Interest and Principal. Interest and principal will accrue and will be paid as set forth in the Revolver Note.

                  c. Sections 2(B)(i) and 2(B)(ii) of the Loan Agreement are modified to read in their entirety as follows:

         B. Overline. (i) Subject to the terms hereof, Bank agrees to extend a revolving seasonal line of credit (the "Overline") to Borrower, in the original principal amount of up to Ten Million and no/100 Dollars ($10,000,000.00), for the purpose of financing Borrower's short-term working capital needs, specifically, payments to be received under documentary letters of credit issued for the benefit of Borrower for goods sold to Wal-Mart. The Overline will be available during the period commencing on the date hereof and continuing until December 31, 2002 (which date, as extended in accordance with the terms hereof, shall be the "Overline Maturity Date"), provided that advances under the Overline may be obtained only during the period from June 1, 2000, through November 30, 2000. From June 1, 2000, through November 30, 2000, Borrower may from time to time borrow, repay and re-borrow, subject to the Borrowing Base Agreement attached hereto as "Exhibit A" and by reference made a part hereof, and the Borrowing Base set forth therein (the "Borrowing Base") for the purpose of reimbursing the Bank for drafts drawn under the letters of credit issued by the bank. Borrower may not borrow or re-borrow under the Overline after November 30, 2000. The amount of Bank's agreement to lend pursuant to the Overline (the "Overline Committed Amount") will be reduced permanently by any prepayment of principal prior to the Overline Maturity Date. Borrower shall execute and deliver to Bank a promissory note (the "Overline Note") in the principal amount of $10,000,000, which Overline Note shall bear interest and be payable in accordance with the terms set forth hereinbelow.



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

                  (ii) Interest and Principal. Interest and principal will accrue and will be paid as set forth in the Overline Note.

                  d. Section 6.A. of the Loan Agreement is modified to read in its entirety as follows:

                  A. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows, each determined in accordance with GAAP applied on a consistent basis throughout the period involved, except to the extent modified by the following definitions:

                           (i) measured as of each date set forth below,
                  maintain a ratio of total liabilities to Tangible Net Worth as follows:

                                    (a)      not greater than 4.38 to 1.0 as of
                                             July 31, 2001;
                                    (b)      not greater than 3.97 to 1.0 as of
                                             October 31, 2001;
                                    (c)      not greater than 3.59 to 1.0 as of
                                             January 31, 2002;
                                    (d)      not greater than 3.31 to 1.0 as of
                                             April 30, 2002;
                                    (e)      not greater than 3.00 to 1.0 as of
                                             July 31, 2002; and
                                    (f)      not greater than 3.00 to 1.0 as of
                                             October 31, 2002;

                           (ii) measured quarterly on a cumulative basis for the
                  four quarters preceding each date set forth below, maintain a ratio of EBITDA to interest expense as follows:

                                    (a)      not less than 1.97 to 1.0 as of
                                             July 31, 2001;
                                    (b)      not less than 2.00 to 1.0 as of
                                             October 31, 2001;
                                    (c)      not less than 2.00 to 1.0 as of
                                             January 31, 2002;
                                    (d)      not less than 2.00 to 1.0 as of
                                             April 30, 2002;
                                    (e)      not less than 2.00 to 1.0 as of
                                             July 31, 2002; and
                                    (f)      not less than 2.00 to 1.0 as of
                                             October 31, 2002;

                           (iii) measured quarterly on a cumulative basis for
                  the four quarters preceding each date set forth below, maintain EBITDA as follows:

                                    (a)      not less than $10,113,000 as of
                                             July 31, 2001;
                                    (b)      not less than $10,842,000 as of
                                             October 31, 2001;
                                    (c)      not less than $12,642,000 as of
                                             January 31, 2002;
                                    (d)      not less than $14,349,000 as of
                                             April 30, 2002;
                                    (e)      not less than $14,969,000 as of
                                             July 31, 2002; and
                                    (f)      not less than $15,334,000 as of
                                             October 31, 2002;

                           (iv) measured as of each date set forth below,
                  maintain a minimum Net Worth as follows:



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

                                    (a)      not less than $44,211,000 as of
                                             July 31, 2001;
                                    (b)      not less than $44,482,000 as of
                                             October 31, 2001;
                                    (c)      not less than $44,608,000 as of
                                             January 31, 2002;
                                    (d)      not less than $45,045,000 as of
                                             April 30, 2002;
                                    (e)      not less than $47,333,000 as of
                                             July 31, 2002; and
                                    (f)      not less than $47,783,000 as of
                                             October 31, 2002; and

                           (v) maintain a ratio of funded debt (measured as of
                  each date set forth below) to EBITDA (measured on a cumulative basis for the four quarters preceding each date set forth below) as follows:

                                    (a)      not greater than 5.35 to 1.0 as of
                                             July 31, 2001;
                                    (b)      not greater than 4.62 to 1.0 as of
                                             October 31, 2001;
                                    (c)      not greater than 4.00 to 1.0 as of
                                             January 31, 2002;
                                    (d)      not greater than 3.75 to 1.0 as of
                                             April 30, 2002;
                                    (e)      not greater than 3.50 to 1.0 as of
                                             July 31, 2002; and
                                    (f)      not greater than 3.50 to 1.0 as of
                                             October 31, 2002.

                  c. Section 8 of the Loan Agreement is modified to add the following additional language at the end of the paragraph:

         Borrower also shall be in default if it should fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in that certain Investment Agreement among Borrower, certain of Borrower's affiliates and/or subsidiaries, and Allied Capital Corporation dated as of June 15, 2001, as such Investment Agreement may be amended from time to time, or in any other agreement or document (as amended from time to time) with Allied Capital Corporation or its successors and assigns, and such default shall continue for a period of thirty (30) days.

         11. Modifications to Borrowing Base Agreement. The Borrowing Base Agreement is modified as follows:

                  a. In paragraph 1, the definitions of "Maximum Amount," "Borrowing Base" and "Eligible Accounts Receivable" each are modified to read in their entirety as follows:

                  "Maximum Amount" shall mean the lesser of the Borrowing Base and $38,000,000.

                  The "Borrowing Base" at any time shall be equal to 80% of Eligible Accounts Receivable, 50% of Cylinder Inventory, 50% of Eligible Inventory, and 50% of Net Eligible Equipment Value, as such terms are defined herein or in the Agreement.



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

                  "Eligible Accounts Receivable" shall mean all accounts receivable of Borrower which have been created in the ordinary course of Borrower's business for which Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and shall not include:

                  (i) for all customers other than Home Depot, Lowes, Sears, Wal-Mart and K-Mart, any invoice which is more than sixty-one (61) days past due; and for customers Home Depot, Lowes, Sears, Wal-Mart and K-Mart, any invoice which is more than ninety (90) days past due;

                  (ii) any account which represents an obligation of a customer when 50% or more of Borrower's accounts from such customer are not eligible pursuant to the foregoing formula;

                  (iii) any account for which there exists a right of set off, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) and for which no defense or counterclaim has been asserted;

                  (iv) any account which represents an obligation of any local, state or federal governmental agency or entity;

                  (v) any account which arises out of a contract or order which, by its terms, forbids or makes void or unenforceable any assignment by Borrower to Bank of the account receivable arising with respect thereto;

                  (vi) any account arising from a "sale on approval," "sale or return," "consignment," or subject to any other repurchase or return agreement;

                  (vii) any account which represents an obligation of a customer which is not a resident of the United States or its territories unless such account is supported by a letter of credit in form and substance acceptable to the Bank;

                  (viii) any account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, parent or Subsidiary of Borrower, including but not necessarily limited to R-4 Technical Center - North Carolina, LLC, a Delaware limited liability company; and

                  (ix) any unapplied credits over 61 days old.

                  b. The following definition of "Net Eligible Equipment Value is inserted into paragraph 1:

                  "Net Eligible Equipment Value" shall mean all machinery and equipment owned by the Borrower (excluding leasehold improvements, computer equipment, truck graphics, computer software and laptops) valued after appropriate reduction for depreciation determined in accordance with GAAP applied on a consistent basis throughout the period involved.

                  c. Section 3(ii) is modified to read in its entirety as follows:

                  (ii) Bi-Weekly Borrowing Base Certificate. Commencing on Monday, July 2, 2001, and continuing on the Monday (or, if such Monday is a federal



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

         holiday, then the Tuesday) of every other week thereafter, Borrower will submit a Borrowing Base Certificate in the form attached hereto as Exhibit A-1

                  d. In Exhibit A-1 to the Borrowing Base Agreement, items 7 and 8 are modified to read in their entirety as follows:

         7. 50% of Net Eligible Equipment Value         $ _____________

         8. Maximum Loan Amount                         $ _____________
            [the lesser of $38,000,000 or the
            Revolving Committed Amount]

         12. Exhibit "A" to Loan Agreement. The Borrowing Base Agreement, in the form as it is amended by this Third Modification, is deemed to be substituted as the Exhibit "A" to the Loan Agreement.

         13. Conditions Precedent. As conditions precedent to the effectiveness of this Third Modification, on or before the date hereof:

                  a. Bank shall have received an executed counterpart of this Third Modification duly executed by Borrower and each of the Guarantors;

                  b. All fees, expenses and payments due prior to the date hereof under the Loan Documents shall have been paid in full by Borrower to Bank;

                  c. Borrower shall have paid to Bank all out-of-pocket expenses incurred by Bank in connection with or related to the negotiation, drafting and execution of this Third Modification and the related documents or the administration of the Loans, including without limitation (i) fees and expenses for the preparation of any Loan Document, including, but not limited to this Third Modification, (ii) appraisal fees, (iii) environmental inspection and audit fees, and (iv) any applicable taxes and recording fees, which Bank reasonably and in good faith estimates will be approximately $25,000;

                  d. Borrower shall have paid to Bank the $280,000 Extension Fee; and

                  f. Bank shall have received (in a form reasonably acceptable to Bank, executed by Allied, and enforceable by Bank as a third party beneficiary) a written subordination of all indebtedness of Borrower to Allied to all indebtedness of Borrower to Bank.

         14. Additional Fees and Expenses. Within five business days of demand therefor, Borrower shall pay all post-closing fees and expenses incurred by Bank in connection with this Third Modification and the related documents, including without limitation, reasonable fees and expenses of counsel, and any updated appraisals of the Collateral, which Bank reasonably and in good faith estimates will be approximately $20,000.

         15. Loan Document. This Third Modification and any documents executed in connection herewith shall be deemed a Loan Document.

         16. Representations and Warranties of Borrower and Guarantors. Each of the Borrower and the Guarantors represents and warrants that: (a) it has the requisite corporate power and authority to execute, deliver and perform this Third Modification and any related documents; (b) it is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Third Modification and any related documents; (c) the representations and warranties contained in the Loan Documents are, subject to the limitations set forth therein, true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for those which expressly relate to an earlier date); (d) this Third Modification does not violate any law, rule, regulation, contract or agreement otherwise enforceable by or against it; and (e) other than the Acknowledged Events of Default, no default or Event of Default exists under the Loan Documents on and as of the date hereof.

         17. Acknowledgment of Guarantors. Each of the Guarantors acknowledges and consents to all of the terms and conditions of this Third Modification, and each acknowledges, confirms and reaffirms its continuing obligations and liability to Bank under each respective guaranty agreement. This Third Modification and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under its respective guaranty agreement or any of the other Loan Documents.

         18. Release. Each of Borrower and the Guarantors releases Bank and its officers, employees, representatives, agents, and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected.

         19. Liens. Borrower and each of the Guarantors affirms the liens and security interests created and granted in the Loan Documents. This Third Modification shall in no manner adversely effect or impair such liens and security interests.

         20. No Other Changes. Except as expressly modified in this Third Modification, the terms, provisions and conditions of the Loan Documents shall remain unchanged and shall continue in full force and effect.

         21. Counterparts. This Third Modification may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of this Third Modification by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered to Bank.

         22. Entirety. This Third Modification and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Such documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

         23. Further Assurances. Bank and each of Borrower and the Guarantors agrees to execute and deliver, or to cause to be executed and delivered, all such instruments as either of them may reasonably request to effectuate the intent and purposes, and to carry out the terms, of this Third Modification.

         24. Governing Law. THIS THIRD MODIFICATION AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

         25. Successors and Assigns. This Third Modification shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, Borrower and the Guarantors may not assign their respective rights and obligations under this Third Modification without the prior written consent of Bank. Bank may assign its rights and obligations or any portion thereof under this Third Modification without the prior consent of any other party hereto.


                         [SIGNATURES ON FOLLOWING PAGES]

         This Agreement is executed as of the day and year first written above.


                                            BLUE RHINO CORPORATION

ATTEST:                                     By:/s/ Billy Prim
                                               ---------------------------------
                                            Name:
/s/Mark Castaneda                           Title:
---------------------------
         Secretary

(CORPORATE SEAL)




                                            QUICKSHIP, INC.

ATTEST:
                                            By:/s/ Billy Prim
                                               ---------------------------------
/s/ Mark Castaneda                          Name:
---------------------------                 Title:
         Secretary

(CORPORATE SEAL)




                                            USA Leasing, LLC


                                            By:/s/ Billy Prim           (SEAL)
                                               -------------------------
                                            Name:
                                            Title:


                                            RHINO SERVICES, LLC


                                            By:/s/ Billy Prim           (SEAL)
                                               -------------------------
                                            Name:
                                            Title:



                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                                            CPD ASSOCIATES, INC.

ATTEST:
                                            By:/s/ Mark Castaneda
                                               --------------------------------
 /s/ Kurt Gehsmann                          Name:
----------------------------                Title:
         Secretary

(CORPORATE SEAL)




                                            UNIFLAME, INC.

ATTEST:
                                            By:/s/ Kurt Gehsmann
                                               --------------------------------
/s/ Mark Castaneda                          Name:  Kurt Gehsmann
---------------------------                 Title:
         Secretary

(CORPORATE SEAL)





                                            BANK OF AMERICA, N. A.

ATTEST:
                                            By:/s/ David Colmie
                                               --------------------------------
/s/ Marsha Voorhees                         Name:    David Colmie
---------------------------                 Title:   Senior Vice President
Asst. Secretary


(BANK SEAL)